Exhibit 21.1
SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.

Ownership		Place of
Percentage	Name	Incorporation
100%	Columbus Bank and Trust Company	Georgia
	100% Synovus Trust Company, National Association	National
	100% Synovus Insurance Services of Georgia, Inc.	Georgia
	100% CB&T Housing Fund Investor, L.L.C.	Georgia
	100% CB&T State Tax Credit Fund, L.L.C.	Georgia
	100% CB&T Special Limited Partner, L.L.C.	Georgia
	100% CB&T 11th Street Loft Company, L.L.C.	Georgia
	100% Synovus Equity Investments, Inc.	Georgia
	100% Synovus Callier Partners, LLC	Georgia
	100% Synovus Special Limited Partner LLC	Georgia
	100% Synovus Union Hill, L.L.C.	Georgia
	100% Synovus Pointe Apartments, L.L.C.	Georgia
	100% Synovus South Mall Apartments, L.L.C.	Georgia
	99.99% Tall Pines Apartments, Ltd.	Alabama
	100% Synovus Aspenwood Square, LLC	Georgia
100%	Commercial Bank	Georgia
100%	Commercial Bank & Trust Company of Troup County	Georgia
100%	Security Bank and Trust Company of Albany	Georgia
100%	Sumter Bank and Trust Company	Georgia
100%	The Coastal Bank of Georgia	Georgia
100%	First State Bank and Trust Company of Valdosta	Georgia
100%	The Cohutta Banking Company	Georgia
100%	Bank of Coweta	Georgia
100%	Citizens Bank and Trust of West Georgia	Georgia
	100% Synovus Insurance Services of West Georgia, Inc.	Georgia
100%	First Community Bank of Tifton	Georgia
100%	CB&T Bank of Middle Georgia	Georgia
100%	Sea Island Bank	Georgia
100%	Citizens First Bank	Georgia
100%	AFB&T	Georgia
	100% Athena Service Corporation	Georgia
100%	Citizens & Merchants State Bank	Georgia
100%	Bank of North Georgia	Georgia
100%	Georgia Bank & Trust	Georgia
60%	Total Technology Ventures, LLC	Georgia
100%	Creative Financial Group, LTD	Georgia
100%	Synovus Securities, Inc.	Georgia
100%	GLOBALT, Inc.	Georgia
100%	First Commercial Bank of Huntsville	Alabama
	100% DAL LLC	Alabama
	100% KDC LLC	Alabama
100%	The Bank of Tuscaloosa	Alabama
100%	Sterling Bank	Alabama
	50% Sterling Place, L.L.C.	Alabama
100%	First Commercial Bank	Alabama

Ownership		Place of
Percentage	Name	Incorporation
	100% First Commercial Mortgage Corporation	Alabama
	100% First Commercial Credit Corporation	Alabama
	100% Synovus Mortgage Corp.	Alabama
	100% FCB Heritage 1901 Redevelopment LLC	Alabama
	100% Synovus Burger-Phillips, LLC	Alabama
	100% First Holdings, Inc.	Alabama
	100% FCBDE Holdings, Inc.	Delaware
	100% FCBIM Corp.	Georgia
	100% FAL Mortgage Investment Corp	oration Alabama
100%	The National Bank of Jasper (AL)	National
	100% Synovus Insurance Services of Alabama, Inc.	Alabama
	100% FNBJ Holdings, Inc.	Alabama
	100% FNBJDE Holdings, Inc.	Delaware
	100% FNBJIM Corp.	Georgia
100%	CB&T Bank of East Alabama	Alabama
100%	Community Bank & Trust of Southeast Alabama	Alabama
100%	The Tallahassee State Bank	Florida
	100% Synovus Insurance Services of Florida, Inc.	Florida
100%	Bank of Pensacola	Florida
	100% BOP Investment Company, Inc.	Delaware
	100% BOP Mortgage Investment Corporation	Florida
	100% BOP Properties, Inc.	Florida
100%	Vanguard Bank & Trust Company	Florida
	100% VBT Investment Company, Inc.	Delaware
	100% VBT Mortgage Investment Corporation	Florida
100%	First Coast Community Bank	Florida
100%	Synovus Bank of Tampa Bay	Florida
	100% W.L. Properties, Inc.	Florida
	100% U.O.S. Properties, Inc.	Florida
100%	Synovus Bank of Jacksonville	Florida
100%	The National Bank of Walton County(GA)	National
100%	The National Bank of South Carolina (SC)	National
	100% Synovus Insurance Services of South Carolina, Inc.	South Carolina
	100% NBSC Holdings, Inc.	Delaware
	100% NBSCIM Corp.	Georgia
	100% Synovus Lofts of Greenville, LLC	Georgia
100%	The Bank of Nashville	Tennessee
	100% Machinery Leasing Company of North America, Inc.	Tennessee
100%	Trust One Bank	Tennessee
100%	Cohutta Banking Company of Tennessee	Tennessee
100%	First Florida Bank	Florida